SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                         Date of Report: March 30, 2001


                    FRANCHISE FINANCE CORPORATION OF AMERICA
             (Exact name of Registrant as Specified in Its Charter)


          Maryland                    1-13116                   86-0736091
(State or other jurisdiction        (Commission               (IRS Employer
     of incorporation)              File Number)          Identification Number)


                17207 North Perimeter Drive, Scottsdale, AZ 85255
               (Address of Principal Executive Offices) (Zip Code)


       Registrant's telephone number, including area code: (480) 585-4500


                                      None
          (Former Name or Former Address, if Change Since Last Report)

ITEM 5. OTHER EVENTS.

     On March 30, 2001, the Registrant announced that it had signed a definitive agreement with General Electric Capital Corporation ("GECC") for the sale of all the outstanding stock of the Registrant in a cash merger with a total transaction value of approximately $2.1 billion. Pursuant to the agreement, GECC will pay $25.00 cash for each outstanding share of the Registrant's common stock. The merger is subject to various closing conditions contained in the merger agreement, including the receipt of regulatory approval and the approval of the Registrant's shareholders. The transaction has received the unanimous approval of both companies' Boards of Directors. This summary is qualified in its entirety by reference to the merger agreement, a copy of which is attached hereto as exhibit 2.01.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (c)  Exhibits.

          2.01 Agreement and Plan of Merger among General Electric Capital Corporation, Galahad Acquisition Corp. and Franchise Finance Corporation of America.

          99.01     Press Release dated March 30, 2001.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        FRANCHISE FINANCE CORPORATION OF AMERICA


Date: March 30, 2001                    By: /s/ John Barravecchia
                                            ------------------------------------
                                            John Barravecchia, Executive Vice
                                            President, Chief Financial Officer,
                                            Treasurer and Assistant Secretary

                                  EXHIBIT INDEX


Exhibit No.                        Description
-----------                        -----------

   2.01 Agreement and Plan of Merger among General Electric Capital Corporation, Galahad Acquisition Corp. and Franchise Finance Corporation of America.

   99.01       Press Release dated March 30, 2001.